LOAN AGREEMENT
                                 --------------

          THIS LOAN AGREEMENT, dated as of August 1, 1999 (this "Agreement"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). In consideration of the covenants, agreements and provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS; RULES OF CONSTRUCTION.
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          1.01   Definitions.  The following words and phrases,  as used herein, shall have the following respective meanings:

          "Accounts" shall mean any and all accounts, contract rights, notes, drafts, chattel paper, instruments, documents and general intangibles consisting of rights to payment (all as defined in the UCC).

          "Affiliate" shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, any of the outstanding Stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, Stock of any other class or classes of such corporation have or might have voting power by reason of the happening of any contingency) of the Borrower, or which controls, is controlled by or is under common control with the Borrower or any stockholders of the Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

          "Authorized Borrower Representative" shall mean Mark J. Schulte, Darryl W. Copeland, Jr., R. Stanley Young, Robert J. Rudnik or such other person or persons approved by resolution of the Board of Directors of the Borrower or by the Executive Committee of the Board of Directors of Borrower from time to time, a certified copy of which resolution shall be delivered to the Bank.

          "Bank" shall mean LaSalle Bank National Association, a national banking association, with its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603.

          "Borrower" shall mean Brookdale Living Communities, Inc., a Delaware corporation having its principal place of business at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601.

          "Business Day" shall mean any calendar day, other than a Saturday, Sunday or other day in which the Bank's downtown Chicago, Illinois office is authorized to close for domestic business.

          "Capital Z Documents" shall mean the Indenture, the Supplemental Indenture, the Note Purchase Agreement, the Registration Rights Agreement dated as of May 14, 1999 between the Borrower and Health Partners, the Note (as defined in the Note Purchase Agreement), and the Stockholders Agreement dated as of May 14, 1999 between the Borrower, Health Partners and the other parties thereto, including all exhibits and schedules attached to any of the foregoing, as any of the foregoing are amended from time to time.

          "Closing" shall have the meaning specified in Section 3.01.

          "Debt" shall mean, with respect to the subject Person, all items of Direct Debt and Guaranteed Debt.

          "Debt Service Coverage Ratio" shall mean Net Operating Income divided by Property Debt Service, tested by the Bank on a quarterly basis.

          "Designated Senior Debt" shall have the meaning ascribed in the Indenture.

          "Direct Debt" shall mean with respect to the subject Person, without duplication, all indebtedness, obligations and liabilities of such Person whether matured or unmatured, liquidated or unliquidated, direct or indirect, or joint or several which in accordance with GAAP are required to be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) indebtedness, obligations or liabilities of such Person for borrowed money, including all Obligations of such Person, (b) indebtedness, obligations or liabilities of such Person evidenced by loan agreements, credit agreements, notes, bonds, debentures or similar instruments or which have been incurred in connection with the purchase or other acquisition of property, both real and personal, or assets, (c) indebtedness, obligations or liabilities secured by any lien on or payable out of the proceeds of or production from, any property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations,
(d) all indebtedness, obligations or liabilities incurred by such Person as the lessee of property (real and personal), goods or services under leases that, in accordance with GAAP, are or should be reflected on the lessee's balance sheet as a capital lease, (e) reimbursement obligations of such Person with respect to letters of credit issued for the account of such Person, (f) indebtedness, obligations or liabilities under any interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar arrangements or agreements, (g) all Senior Debt that qualifies as the kind of indebtedness, obligations or liabilities referred to in clauses (a) through (f) above, and (h) all renewals, modifications, amendments to, extensions, replacements or refinancings. of indebtedness, obligations or liabilities referred to in clauses
(a) through (h) above. Notwithstanding the foregoing, Direct Debt shall not include any Guaranteed Debt. Whether a particular obligation is Direct Debt or Guaranteed Debt shall be determined in accordance with GAAP with the Bank's interpretation controlling, absent manifest error.

          "Documents" shall mean this Agreement, the Note and any other documents, instruments or certificates to be executed and delivered hereunder or in connection herewith by or on behalf of the Borrower or any of its Affiliates.

          "Equipment" shall mean all equipment, machinery, fixtures and supplies and any and all parts, accessories, attachments, fittings, special tools, additions and accessories thereto and any renewals, substitutions or replacements thereof.

          "Employee Benefit Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA) and any other profit sharing, deferred compensation, bonus, stock option, stock ownership, stock purchase, employment, consulting, incentive, vacation, sick leave, salary continuation, service ward, severance pay, insurance, or other retirement, welfare or fringe benefit plan, agreement or practice, that is (or within the last five years was) established, maintained or contributed to by the Borrower or by any ERISA Affiliate of the Borrower. For purposes of this definition, an ERISA Affiliate is any corporation, trade or business that is considered a single employer, or otherwise aggregated, with the Borrower under Section 414(b), (c), (m), (n), or
(o) of the Code or Section 4001(b)(1) of ERISA.

          "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Substances, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances and to the transportation, storage, disposal, management or release of gaseous or other liquid substances, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC ss.9601 et seq., the Resource, Conservation and Recovery Act of 1976, as amended by the Hazardous Solid Waste Amendments of 1984, 42 USC ss.6901 et seq., the Toxic Substances Control Act, 15 USC ss.2601 et seq., the Occupational Safety and Health Act of 1970, 29 USC ss.651 et seq., the Clean Air Act of 1966, as amended, 42 USC ss.7401 et seq., and the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC ss.1251 et seq., the Illinois Environmental Protection Act, as amended (415 ILCS 5/1 et seq.) and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with any successor statutes of similar import, together with all regulations thereunder, in each case as amended from time to time.

          "Event of Default" shall have the meaning specified in Section 7.01.

          "Financial Statements" shall mean any of the audited consolidated financial statements of the Borrower for its most recently ended fiscal year, the unaudited consolidated financial statements for the most recently ended quarter of the Borrower that have been filed with a Governmental Authority, the internally prepared monthly cash flow statements of the Borrower, and any other information and data concerning the financial affairs of the Borrower (including without limitation pro forma financial statements), copies of which have previously been furnished to the Bank.

          "GAAP"   shall   mean   generally   accepted   accounting   principles
consistently applied.

          "General Intangibles" shall mean all general intangibles, including choses in action, designs, patents, trademarks, service marks, trade names, good will, applications for registration, registrations, licenses, franchises, customer lists, and all other intangible property of every nature (other than Accounts).

          "Governmental Authority" shall mean the United States of America, any state, territory or district thereof, and any other political subdivision or body politic created pursuant to any applicable Law, and any court, agency,
department,   commission,  board,  bureau  or  instrumentality  of  any  of  the foregoing.

          "Guaranteed Debt" shall mean with respect to the subject Person, (a) all indebtedness, obligations and liabilities (excluding Direct Debt) in effect guaranteed, directly or indirectly, by such Person in any manner and for any purpose whatsoever, including in connection with the acquisition, development, or lease by or for the benefit of a Subsidiary or Affiliate of such Person of any business, properties or assets (including without limitation the acquisition of leasehold interests), or in connection with any loans or financing obtained by or for the benefit of any Subsidiary or Affiliate of such Person, (b) all indebtedness, obligations and liabilities in effect guaranteed by such Person, directly or indirectly, through agreements or arrangements, contingent or otherwise, including agreements to: (1) to purchase such indebtedness, or (2) to purchase, sell or lease (as lessee or lessor) property (real and personal), products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or (3) to supply funds to or in any other manner invest in any Person.

          "Hazardous Substances" shall mean (i) any hazardous or toxic substance, chemical or waste, or any pollutant or contaminant defined as such in any now or hereafter existing Environmental Law, (ii) asbestos, (iii) radon,
(iv) petroleum, its derivative by-products and other hydrocarbons, (v) polychlorinated biphenyls, (vi) explosives, (vii) radioactive materials and
(viii) any additional substances or materials which at any time are classified or considered to be hazardous or toxic under any Environmental Laws.

          "Indenture" shall mean the Indenture dated as of May 14, 1999 by and between Borrower and State Street Bank and Trust Company, as Trustee, including all exhibits and schedules attached thereto, as amended from time to time.

          "Inventory" shall mean all inventory, goods, merchandise and other personal property held for sale or lease, or furnished or to be furnished under any contract of service, or held as raw materials, work in process or material used or consumed, or to be used or consumed, in business (all as defined in the UCC).

          "Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation.

          "LC Documents" shall have the meaning ascribed in Section 2.02 hereof.

          "LC Drawings" shall have the meaning ascribed in Section 2.02 hereof.

          "LC Maturity Date" shall have the meaning ascribed in Section 2.02 hereof.

          "Letter(s) of Credit" shall have the meaning ascribed in Section 2.02 hereof.

          "Loan" shall mean the unsecured loan in the principal amount of up to Thirty Five Million Dollars ($35,000,000.00) described in Article II of this Agreement, including any modifications, amendments, extensions, renewals, replacements or refinancings thereto or thereof.

          "Loan Advance" shall have the meaning specified in Section 2.01(A).

          "Loan Commitment" shall have the meaning specified in Section 2.01(A).

          "Maturity Date" means October 31, 2000.

          "Net Operating Income" shall mean, during each fiscal quarter of the Borrower and each Subsidiary of the Borrower, all resident fees plus all management fees generated from all facilities and properties owned, leased or managed by the Borrower and any Subsidiaries of Borrower, less facility operating expenses of all facilities and properties owned, leased or managed by the Borrower and any Subsidiaries of Borrower, all as reflected on the 10-Q filing and consolidated financial statements of the Borrower and its Subsidiaries required to be delivered to the Bank pursuant to this Agreement.

          "Note" shall mean the Note in form attached hereto as Exhibit A.

          "Note Purchase Agreement" shall mean the Note Purchase Agreement dated as of April 27, 1999 between the Borrower and Health Partners, including all exhibits and schedules attached thereto, as amended from time to time.

          "Obligations" shall mean all of Borrower's liabilities, obligations and indebtedness to the Bank of any and every kind and nature, including the Loan, Borrower's other liabilities and obligations to the Bank under this Agreement, and Borrower's liabilities and obligations to the Bank under any other agreement, document or instrument (including any guaranty to the Bank of another Person's Obligations), whether heretofore, now or hereafter owing, arising, due or payable by or from such Person to the Bank, howsoever evidenced, created, incurred, acquired or owing, and whether joint, several, primary, secondary, direct, contingent, fixed or otherwise.

          "Ordinary Course of Business" shall mean, with respect to Borrower or any Subsidiary, such debt, financing or other obligations incurred by the Borrower or any Subsidiary in the normal operation and course of its business, specifically excluding, however, any indebtedness, liabilities, guarantees or obligations incurred in connection with the acquisition or development of real estate, or which is prohibited under other provisions of this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Person" shall mean any individual, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, joint venture, court, Governmental Authority, or any other similar entity.

          "Prime Rate" shall mean the rate of interest referred to by the Bank from time to time as its prime rate, as fixed by the management of the Bank for the guidance of its loan officers, whether or not such rate is otherwise published, with each change in such prime rate to take effect on the same day as the determination of each change by the Bank. Such rate is not necessarily the most favorable rate offered by the Bank to its borrowers.

          "Prior Loan" shall mean the loan from the Bank to the Borrower pursuant to that certain Loan Agreement dated as of April 26, 1998, as amended from time to time.

          "Property Debt Service" shall mean the aggregate of all payments of principal and interest under any notes, bonds or other instruments evidencing indebtedness and all lease payments for all properties or facilities owned or leased by the Borrower or any Subsidiary of the Borrower during each fiscal quarter of the Borrower.

          "Qualified Plan" shall have the meaning ascribed in Section 4.11(A) hereof.

          "Real Property" shall mean any improved or unimproved real property now or hereafter owned or leased by Borrower.

          "Reportable Event" shall mean any of the events described in Section 4043 of ERISA, other than any such event for which the thirty (30) day notice requirement has been waived.

          "Securities" shall mean the Securities described, defined and issued pursuant to the Indenture, the Supplemental Indenture and the Capital Z Documents, including the 5 1/2% Convertible Subordinated Notes due 2009 issued pursuant to the Indenture and the Supplemental Indenture.

          "Senior Debt" shall have the meaning ascribed in the Indenture.

          "Stock" shall mean all shares, options, interests, participations or other equivalents, howsoever designated, of or in a corporation, partnership, limited liability company or similar entity, whether voting or nonvoting, including common stock, warrants, preferred stock, convertible debentures or notes, partnership interests and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or similar entity of which fifty percent (50%) or more of the outstanding Stock having ordinary voting power is at the time, directly or indirectly, owned by such Person and/or one or more of such Person's Subsidiaries (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Supplemental Documentation" means all agreements, instruments, documents, financing statements, warehouse receipts, schedules of accounts assigned, certificates of title and other written matter necessary or requested by the Bank to create, evidence, enforce, or to consummate the transactions contemplated in or by this Agreement and the other Documents.

          "Supplemental Indenture" shall mean the Supplemental Indenture dated as of May 14, 1999 by and between Borrower and State Street Bank and Trust Company, as Trustee, including all exhibits and schedules attached thereto, as amended from time to time.

          "UCC" shall mean the Uniform Commercial Code as in effect in Illinois.

          1.02 Rules of Construction. Whenever it is provided in this Agreement that a party "may" perform an act or do anything, it shall be construed that such party "may, but shall not be obligated to," so perform or so do. The following words and phrases shall be construed as follows: (i) "at any time" shall be construed as "at any time or from time to time;" (ii) "any" shall be construed as "any and all;" (iii) "include" and "including" shall be construed as "including but not limited to;" and (iv) "will" and "shall" shall each be construed as mandatory. Except as otherwise specifically indicated herein, all references to Article, Section and Sub-Section numbers and letters shall refer to Articles, Sections and Sub-Sections of this Agreement; all references to Exhibits and Schedules shall refer to the Exhibits and Schedules attached to this Agreement. The words "hereby", "hereof", "hereto", "herein" and "hereunder" and any similar terms shall refer to this Agreement as a whole and not to any particular Article, Section or Sub-Section. The word "hereafter" shall mean after the date this Agreement is executed and delivered by the parties hereto, and the word "heretofore" shall mean before such date. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa. The Article headings are inserted in this Agreement for convenience only and are not intended to, and shall not be construed to limit, enlarge or affect the scope or intent of this Agreement or the meaning of any provision hereof. Any accounting terms used in this Agreement which are not specifically defined shall have the meaning customarily given them in accordance with GAAP; provided, however, that, in the event that changes in generally accepted accounting principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after such date as the Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the UCC to the extent the same are used or defined therein.

ARTICLE II.      THE LOAN.
                 --------

          2.01   Loan Terms.
                 ----------

          (A) Subject to the terms and conditions of this Agreement, the Bank will make an unsecured loan facility (the "Loan Commitment") available to the Borrower, pursuant to which the Bank shall from time to time make credit advances (each, a "Loan Advance") to the Borrower. The Borrower may repay and reborrow under the Loan Commitment subject to the terms and conditions of this Agreement. The aggregate amount of Loan Advances outstanding under the Loan Commitment shall at no time exceed the sum of Thirty Five Million Dollars ($35,000,000.00) ("Maximum Revolving Loan Commitment"). The Loan Commitment shall terminate on the Maturity Date at which time no further Loan Advances shall be made by the Bank. Requests for Loan Advances under this Agreement may be made by the Borrower at any time, and from time to time, prior to the Maturity Date.

          (B) Except for disbursements made in connection with Letters of Credit, the proceeds of each Loan Advance shall be disbursed by deposit to the Borrower's operating account pursuant to instructions provided by the Borrower, unless other arrangements are agreed upon between the Bank and the Borrower. The Loan shall be used by the Borrower solely for working capital or in connection with the acquisition, leasing or development of Real Property, or for the issuance of Letters of Credit by the Bank.

          (C) Commencing on the first day of the first month following the first disbursement of any portion of the Loan Commitment and on the first day of each consecutive month thereafter until the Maturity Date, the Borrower shall pay all interest that has accrued on the outstanding balance of the Loan. All outstanding Loan Advances together with any accrued but unpaid interest thereon and any other costs or amounts owed to the Bank hereunder, excluding the aggregate stated amount of any Letters of Credit outstanding on the Maturity Date, shall be due and paid in full on the Maturity Date. On the LC Maturity Date, the aggregate amount of Loan Advances made as a result of LC Drawings together with any accrued but unpaid interest and any other costs, fees or amounts owed by the Borrower to the Bank arising under this Agreement shall be paid in full. If any payment falls due on a day which is not a Business Day, payment shall be made on the next Business Day, and interest shall accrue until such later date.

          (D)    The Loan shall be evidenced by the Note.

          (E) The Loan is a refinance and replacement of the Prior Loan. It is expressly provided that the Loan constitutes and shall be Designated Senior Debt and Senior Debt for purposes of and as defined in the Indenture. The Bank shall have and be entitled to all rights and benefits of a holder of Designated Senior Debt and Senior Debt under and pursuant to the Indenture.

          2.02 Letters of Credit. Provided Borrower is otherwise in compliance with all terms and conditions of the Loan Agreement and the Documents, the Bank agrees to issue or renew from the Loan from time to time from the date of this Agreement to and including August 31, 2000, standby letters of credit (a "Letter of Credit" and, collectively, the "Letters of Credit") for the account of Borrower to and for the benefit of municipalities and other units of government and other entities in order to guarantee Borrower's completion of improvements (including public improvements) and other obligations required by those entities in connection with Borrower's development projects, or in order to satisfy other requirements of such entities (such as the requirement to maintain life care escrows for purposes of life care permits issued under the Illinois Life Care
Act), all subject to the conditions of this Agreement and which,  when added to:
(a) the aggregate amount of all other Letters of Credit outstanding, issued or approved by the Bank as of the proposed issuance date, and (b) the aggregate amount of Loan Advances outstanding, excluding Loan Advances made as a result of LC Drawings (as defined herein) as of the proposed issuance date, will not exceed the Maximum Revolving Loan Commitment in effect as of the proposed issuance date. The Letters of Credit shall also be subject to the following conditions:

                 a. Application and Agreement. As a condition of the Bank's obligation to issue a particular Letter of Credit, Borrower, through the Authorized Borrower Representative, shall notify the Bank of the particulars of the Letter of Credit not less than three (3) Business Days in advance, and Borrower shall provide such borrowing resolutions and information, and execute such applications, documents and agreements as are required by the Bank, including without limitation, the Bank's standard form of application and credit agreement. ("LC Documents").

                 b. Reserve; Maximum Aggregate LC Amount. The stated amount of each Letter of Credit issued by the Bank shall reduce the amount of the Maximum Revolving Loan Commitment then in effect in accordance with the terms of this Agreement on a dollar for dollar basis ("LC Reserve"). The aggregate maximum amount of the LC Reserve and the aggregate maximum stated amount of the Letters of Credit issued by the Bank that are outstanding at any time shall not exceed Ten Million Dollars ($10,000,000.00).

                 c. Expiry. The Bank shall not issue any Letter of Credit with an expiry date later than December 15, 2000 (the "LC Maturity Date"). Upon written request by Borrower, the Bank shall execute and deliver to any holders of Letters of Credit existing as of the date of this such documents as are necessary to extend the expiry date of such Letters of Credit to a date not later than the LC Maturity Date.

                 d. Fee. Borrower shall pay the Bank a fee in the amount of one percent (1%) per annum of the stated amount of each Letter of Credit issued by the Bank at the request of Borrower, fully earned and payable quarterly in advance. If the Letter of Credit expires during the quarter, the fee shall be pro-rated based upon the number of days in the quarter that the Letter of Credit is outstanding. As a condition to the issuance of each Letter of Credit, Borrower shall pay the Bank the quarterly portion of the Letter of Credit fee stated in the preceding sentence.

                 e. Payment. Each drawing under the Letter of Credit (an "LC Drawing") shall constitute a Loan Advance under the Loan Agreement and shall be payable in accordance with the terms and provisions of the Loan Agreement with respect to other Loan Advances. Borrower's obligation to pay all LC Drawings shall be absolute, irrevocable, unconditional and without setoff under any and all circumstances whatsoever, including, without limitation, any of the following, whether or not with notice to, or the consent of, Borrower:

                      (i) Any lack of validity or enforceability of a Letter of Credit, this Agreement, or any of the LC Documents;

                      (ii) The existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of a Letter of Credit, the Bank or any other person or entity, whether in connection with the transactions contemplated herein or therein or any unrelated transaction;

                      (iii) Any statement or any other document  presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                      (iv) Payment by the Bank under a Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit, absent the gross negligence or wilful misconduct of the Bank;

                      (v) Any failure, omission, delay or lack on the part of the Bank or any party to any of the LC Documents to enforce, assert or exercise any right, power or remedy conferred upon the Bank or any such party under the LC Documents, or any other acts or omissions on the part of the Bank or any such party;

                      (vi) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Borrower, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting Borrower or any of the assets of Borrower, or any allegation or contest of the validity of this Agreement, the Letter of Credit or any of the LC Documents, in any such proceeding; or

                      (vii) Any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement, the Letter of Credit or any of the LC Documents.

                 f. LC Documents. Each Letter of Credit shall be governed by and subject to the LC Documents required to be executed by Borrower for each such Letter of Credit. In the event of any conflict between any of the terms of the LC Documents and any of the terms of this Agreement, the terms of this Agreement shall control.

          2.03 Interest Rate; Calculation. Except as provided in Section 2.04, Loan Advances under the Loan Commitment shall bear interest per-annum at the Prime Rate. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) 30-day months, counting the actual number of days elapsed, and shall be paid monthly in arrears.

          2.04 Default Rate. Any Obligation of the Borrower hereunder or under any of the other Documents which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall, without notice, bear interest payable on demand at the interest rate then in effect with respect thereto plus three percent (3%). In addition, after the occurrence of any other Event of Default and delivery to the Borrower of the Bank's notice to charge post-default interest, all Obligations of the Borrower hereunder shall bear interest at the rate provided for in the immediately preceding sentence.

          2.05 Excessive Rate. If, at any time, the interest rate and other charges imposed hereunder shall be deemed by any competent Governmental Authority to exceed the maximum rate of interest permitted by any applicable Laws, for such time as the interest and such charges would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest and charges permissible under such Laws.

          2.06 Prepayment. The Borrower may prepay the outstanding amounts of the Loan from time to time in whole or in part on any Business Day without penalty or premium. Borrower may reborrow any amounts prepaid, provided the conditions set forth in Section 3.02 hereof are satisfied.

          2.07 Application of Payments. All payments, which are not prepayments, received from the Borrower for payment on the Loan shall be applied by the Bank first to unpaid interest due and payable on the Loan, and second the reduction of the principal outstanding on the Loan.

          2.08 No Setoff. All payments received or due from the Borrower hereunder shall be paid directly to the Bank without setoff or counterclaim in immediately available funds. The Bank shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower absent manifest error.

          2.09 Bank Fees. The Borrower shall pay the Bank a fee (the "Unused Commitment Fee") in the amount of one-eighth of one percent (1/8%) per annum of the average unused Maximum Revolving Loan Commitment amount hereunder. The Unused Commitment Fee shall accrue as of the date of this Agreement and shall be payable quarterly in arrears, commencing on September 30, 1999, and continuing on the last day of each December, March and June thereafter and at maturity.

ARTICLE III.     CONDITIONS PRECEDENT
                 --------------------

          The obligation of the Bank to make the Loan is subject to the following conditions precedent:

          3.01 Conditions Precedent to Initial Loan Advance. The Borrower shall have delivered or caused to be delivered to the Bank on or before the date of, but prior to, the disbursement of any Loan Advance pursuant to the Loan Commitment (hereinafter called the "Closing"), the following:

          (A)    the Note, duly executed by the Borrower;

          (B) a certificate of the secretary or an assistant secretary of the Borrower, dated the date of the Closing, as to incumbency, and resolutions of the Board of Directors of Borrower (or an authorized committee thereof) approving the transaction contemplated hereby;

          (C) a certificate, dated as of the most recent date practicable, of the Secretary of State of Delaware and the Secretary of State of Illinois as to the good standing of the Borrower;

          (D)    a  Solvency  and  Business  Purpose  Affidavit,   in  form  and
substance satisfactory to the Bank, duly executed by the Borrower;

          (E) an opinion of counsel to the Borrower in form and substance satisfactory to the Bank;

          (F) such other documents, certificates or evidence as the Bank may reasonably request to consummate the transactions contemplated hereby.

          3.02 Condition Precedent to Subsequent Loan Advances. At the time of the Closing, at the time of each subsequent request for and disbursement under the Loan Commitment and on the last day of each fiscal quarter of the Borrower after the date hereof, each of the following statements shall be true:

          (A) The representations and warranties set forth in this Agreement are true and correct in all material respects unless otherwise disclosed to and approved by the Bank in writing, in its sole discretion, since the prior Loan Advance.

          (B) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default.

          (C) No material adverse change shall have occurred in the financial condition of the Borrower since the date of this Agreement.

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES
                 ------------------------------

          To induce the Bank to consummate the transactions contemplated hereby, the Borrower represents and warrants to the Bank as follows:

          4.01 The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the lawful power and authority to own its properties and to carry on its business as now conducted, and possesses all material permits necessary to operate the business it conducts. Borrower is duly qualified to conduct business as a foreign corporation and is in good standing in the State of Illinois and in each other jurisdiction in which such qualification is required for the conduct of Borrower's business. Each Subsidiary of Borrower is qualified to conduct business and is in good standing in each jurisdiction in which such qualification is required for the conduct of such Subsidiary's business.

          4.02 The Borrower is empowered to perform all acts and things undertaken and done pursuant to this Agreement and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the Documents. The officers of Borrower executing the Documents have been duly elected or appointed and have been fully authorized to execute such Documents at the time executed. The Documents, when executed and delivered, will be the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms.

          4.03 The Financial Statements furnished by or on behalf of the Borrower to the Bank are complete and accurate, fairly present the financial condition of the Borrower and its Subsidiaries at the respective dates thereof and the results of operations for the respective periods covered thereby, and (subject to normal year-end adjustments with respect to interim Financial Statements) were prepared in accordance with GAAP. The Borrower does not have any material liabilities or obligations (contingent or otherwise), liability for taxes, or unusual forward or long-term commitments, except as disclosed in the Financial Statements.

          4.04 Since the date of Borrower's most recent Financial Statements furnished to the Bank, there has been no material adverse change in the assets, liabilities or condition, financial or otherwise, of Borrower or its Subsidiaries, other than changes arising from transactions in the Borrower's Ordinary Course of Business.

          4.05 Other than as set forth in the Financial Statements, there are no actions, suits or proceedings pending, or, to the best of the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries at law or in equity or before or by any Governmental Authority or any foreign equivalent thereof, which is reasonably likely to result in a material adverse judgment against Borrower or liability to Borrower or any of its Subsidiaries, or which are, in the aggregate, material in light of the financial condition and assets of the Borrower or any of its Subsidiaries, as determined by the Bank in its sole discretion. There are no actions, suits, investigations or proceedings pending, or to the best of the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or its properties regarding Environmental Laws, the manufacture, storage or treatment of Hazardous Substances or products liability.

          4.06 The Borrower is not in violation of, and the execution and delivery of the Documents and the performance by the Borrower of its obligations under the Documents, do not and will not result in the Borrower being in violation of or in conflict with, or constitute a default under any of, the Borrower's Amended and Restated Certificate of Incorporation or Restated By-Laws, any term or provision of any note, mortgage, indenture, contract, agreement, instrument, judgment or Law applicable to the Borrower, and the execution and delivery of the Documents and the performance by Borrower of its obligations under the Documents do not and will not result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever (other than those in favor of Bank) upon any of the assets of the Borrower or any of its Subsidiaries pursuant to any such term or provision. Neither the Borrower nor any of its Subsidiaries is in default, after the expiration of any applicable grace or cure periods, in any respect in the performance or fulfillment of any of its obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which any of its properties may be bound, and the Borrower does not know of any dispute regarding any such agreement or instrument.

          4.07 Neither the Borrower nor any of its Subsidiaries have outstanding any Debt or other obligation for borrowed money, or for the deferred purchase price of property or services nor are the Borrower or any Subsidiary obligated as guarantor, co-signer or otherwise on any Debt or other obligation of any kind of any Person other than Borrower or its Subsidiaries, except (i) Direct Debt to the extent shown on or reflected in the Financial Statements,
(ii) Senior Debt and Guaranteed Debt disclosed on Schedule 1 attached hereto and made a part hereof, (iii) Debt evidenced by and incurred and issued pursuant to the Capital Z Documents, and (iv) trade debt incurred in the Ordinary Course of Business of Borrower or any Subsidiary. No Person is in default under any of said Debt

          4.08 All tax returns and reports of the Borrower and its Subsidiaries required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges (other than those presently payable without penalty or interest) upon each or upon any of its properties or assets, which are due and payable, have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are considered adequate by the Borrower, and the Borrower does not know of any assessment of a material nature against it or any of its Subsidiaries.

          4.09 Except to the extent that failure to comply would not materially or practically interfere with the conduct of the business of the Borrower or its Subsidiaries, or affect in any way the Borrower's obligations (or Bank's rights) under the Documents, the Borrower and its Subsidiaries have complied with all applicable laws with respect to: (i) the conduct of their business and (ii) the use, maintenance, and operation of the real and personal properties owned or leased by them in the conduct of their business.

          4.10 No authorization, consent, license or approval of, or filing or registration with, or notification to, any Governmental Authority is required in connection with the execution, delivery or performance of the Documents by the Borrower.

          4.11   With respect to each Employee Benefit Plan:

          (A)    each  Employee  Benefit Plan that is intended to qualify  under
Section 401(a) of the Code and the assets of which are exempt from taxation under Section 501 of the Code ("Qualified Plan") has received a favorable determination letter as to such qualification and there has been no development or circumstance since the date of such letter that creates a material risk of the loss of such plan's qualified status;

          (B) each Qualified Plan that is subject to the requirements of Title IV of ERISA has met the minimum funding standards of Section 412 of the Code and is not subject to any event or condition (including a reportable event under Section 4043 of ERISA) that would be grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or would otherwise subject the Borrower to any liability with respect to such plan (including liability for Pension Benefit Guaranty Corporation premiums for periods prior to the Closing);

          (C) no Employee Benefit Plan has engaged in a transaction prohibited by or under Section 406 of ERISA, or which would subject the Borrower or any of its Subsidiaries to any tax on prohibited transactions under Section 4975 of the Code;

          (D) each Employee Benefit Plan is in full compliance in all material respects (as determined by the Bank in its sole discretion) with the reporting and disclosure requirements of ERISA and all other applicable laws;

          (E) no Qualified Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA; and

          (F) there are no obligations for future post-retirement health, medical or death benefits under any Employee Benefit Plan except for death benefits under a Qualified Plan.

          4.12 The Borrower is solvent, no transaction under or contemplated by this Agreement renders or will render the Borrower insolvent, the Borrower retains sufficient capital for the business and transactions in which it engages or intends to engage, no obligation incurred hereby is beyond the ability of the Borrower to pay as such obligation matures, the Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidating of all or a major portion of any of its property, and Borrower has no knowledge of any person contemplating the filing of any such petition against it.

          4.13 There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the proposed business relationship of Borrower or any of its Subsidiaries with any customer or group of customers whose purchases individually or in the aggregate are material to the current business of Borrower or any of its Subsidiaries, or in the proposed business relationship of Borrower or any of its Subsidiaries with any material supplier, and Borrower reasonably anticipates that all such customers and suppliers will continue a business relationship with Borrower and its Subsidiaries, as the case may be, on a basis no less favorable to the Borrower than that heretofore conducted; and there exists no other condition or state of facts or circumstances which would materially adversely affect the current operation of the business of Borrower after the consummation of the transactions contemplated by this Agreement on a basis no less favorable to the Borrower than that in which it has heretofore been conducted by Borrower.

          4.14 Except for the strike by certain workers at the Brendenwood facility which is being operated by a Subsidiary of Borrower, no strike, work stoppage or other labor dispute relating to the Borrower or any of its Subsidiaries is pending or, to the best knowledge of the Borrower or any of its Subsidiaries, is threatened and no application for certification of a collective bargaining agent is pending or, to the best knowledge of the Borrower, is threatened. There are no unfair labor practice charges or grievances or similar matters pending or in process or, to the best knowledge of the Borrower, threatened by or on behalf of any employee of the Borrower or any of its Subsidiaries, nor any complaints received by the Borrower, or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened or on file, with any federal, state or local governmental agencies alleging employment discrimination or other violations of laws pertaining to such employees, with respect to which an adverse decision is reasonable likely which would have a material adverse effect on the condition (financial or otherwise), properties, assets, operations, results of operations, business or rights of the Company or any of its Subsidiaries.

          4.15 The Borrower's execution and delivery of this Agreement or any other Document does not directly or indirectly violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, regulations G, U, T and X of the Board of Governors of the Federal Reserve System, and neither the Borrower nor any of its Subsidiaries owns any "margin stock," within the meaning of said regulations, or is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

          4.16 No representation or warranty by the Borrower contained herein or in any certificate or other document furnished by or on behalf of the Borrower or its Subsidiaries in connection with the transactions hereunder contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in any material respect, as determined by the Bank in its sole discretion, in light of the circumstances under which it was made.

          4.17 Except as indicated in the Financial Statements and, except for purchase money financing or leasing arrangements used to acquire or lease office equipment, furniture, furnishings, and similar items, the Borrower has not encumbered, pledged, mortgaged, granted a security interest in, assigned, sold, leased or otherwise disposed of a transfer, in whole or in part, any Real Estate, Accounts, Inventory, Equipment, General Intangibles or other assets or properties now owned or leased by Borrower or in which Borrower has an interest.

          4.18 The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on the Borrower. From time to time, at the request of the Bank, the Borrower and its Subsidiaries shall provide to the Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem.

          4.19 The Borrower represents, warrants and covenants with and to the Bank that, notwithstanding any provision of this Agreement, the Documents or the Capital Z Documents to the contrary, the payment of the principal of (any premium, if any) and interest on each and all of the Securities are subordinate and subject in right of payment to the prior payment in full of the Loan and that payment of the Loan by the Borrower to the Bank is superior to the right of payment to the Holders (as defined in the Indenture) of the Securities.

          4.21 Schedule 1 attached hereto and made a part hereof sets forth all Senior Debt of the Borrower, as defined and described in the Indenture, and all Guaranteed Debt, as of the date of this Agreement. The Borrower has not been notified, nor is the Borrower aware, of any default or failure to perform in connection with any Senior Debt, or of any circumstances which, given the passage of time, would or could result in or become such a default. The Borrower is not aware of any Payment Blockage Notice, as defined and describe in the Indenture, having been issued.

          4.22 Each representation and warranty made by the Borrower to Health Partners in Sections 4.1 through 4.28, both inclusive, of the Note Purchase Agreement was true and correct at the time made and, except for changes to financial information set forth therein that would not otherwise give rise to any Event of Default under the terms of this Agreement, is true and correct as of the date of this Agreement.

          4.23   All of the  representations  and  warranties  set forth in this
Article IV shall survive and continue to be true, complete and correct until all Obligations of the Borrower hereunder are paid and satisfied in full and this Agreement shall have been terminated.


ARTICLE V.      NEGATIVE COVENANTS
                ------------------

          The Borrower covenants that until all Obligations of Borrower hereunder are paid and satisfied in full, and the Bank's obligation to make advances hereunder has terminated, the Borrower will not, directly or indirectly, without the prior consent in writing of the Bank:

          5.01 dispose by sale, assignment, lease, sale leaseback or otherwise any material portion, as determined by the Bank in its sole discretion, of its properties or assets (other than obsolete or worn out property or equipment not used or useful in its business), whether now owned or hereafter acquired and including, without limitation, any notes, accounts receivable, equipment or machinery;

          5.02 transfer, directly or indirectly, any of its assets or pay out, directly or indirectly, money or property or provide services or do any other act, or fail to do any act, which would have the effect of materially and adversely affecting its ability to perform its obligations hereunder;

          5.03 own, hold, purchase from or acquire stock, bonds, debentures or other securities of, or make any capital contribution to any new Subsidiary or dissolve or liquidate any existing Subsidiary; provided, however, Borrower may create and contribute capital to new Subsidiaries upon the conditions that (i) Borrower owns 100% of all of the Stock of each such Subsidiary (except with respect to such projects involving joint ventures with other parties, provided the Borrower owns a majority of the Stock of such joint venture, and further provided the Borrower notifies the Bank of such joint venture arrangement and the Bank approves the same, which approval shall not be unreasonably withheld or delayed), and (ii) such Subsidiary is formed for the sole purpose of owning, operating, managing or developing real estate by such Subsidiary and does not violate any other provision of this Agreement;

          5.04 make any material change in its ownership or financial structure, make any material change in its management (except on 15 days prior notice to the Bank), change its name (except on 15 days prior notice to the
Bank), enter into any merger, consolidation, dissolution, liquidation, reorganization or recapitalization, or reclassification of its stock except for stock options granted to employees of Borrower pursuant to stock incentive plans as previously disclosed to the Bank and issuing stock pursuant to such stock options; provided, however, Borrower may purchase its common stock pursuant to the stock repurchase program previously disclosed to and to the extent approved by the Bank, and to hold such common stock as treasury stock or cancel such common stock; further provided that no proceeds of the Loan may be directly used to purchase such stock;

          5.05 engage in business activities or operations substantially different from and unrelated to its business activities on the date of this Agreement;

          5.06 directly or indirectly apply any part of the proceeds of the Loan for any purpose other than as set forth herein;

          5.07 directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder;

          5.08 create, incur, remain obligated on or assume any (i) Direct Debt other than (a) the Loan, (b) Direct Debt disclosed on Schedule 1 attached hereto or disclosed in the Financial Statements provided to the Bank on or before the date hereof, (c) debt incurred in the Borrower's Ordinary Course of Business, provided such debt is not borrowed from or owed to a bank, financial, lending or similar institution (except for purchase money financing or leasing arrangements used to acquire or lease office equipment, furniture, furnishings, and similar items), and which is not prohibited by the other provisions of this Agreement, or (ii) Guaranteed Debt, whether heretofore, now or hereafter existing or incurred, except for (a) total Guaranteed Debt in connection with which the Borrower's maximum obligations do and will not exceed Two Hundred Million Dollars ($200,000,000.00) in the aggregate (inclusive of the Guaranteed Debt disclosed on Schedule 1 attached hereto), as determined by the Bank in its sole and reasonable discretion, provided the Borrower first gives reasonable advance notice thereof to the Bank and delivers to the Bank copies of all information and documentation in connection with the proposed Guaranteed Debt and the Bank confirms, in its sole and reasonable discretion, that the requested Guaranteed Debt is in fact

Guaranteed Debt, (b) environmental indemnities to lenders in connection with real estate acquisition or development loans made to Subsidiaries of Borrower or to entities which lease property to a Subsidiary of Borrower or who contract with a Subsidiary of Borrower to develop or operate the property, upon the condition that Borrower has procured from a qualified environmental professional a Phase I and, if necessary, a Phase II environmental audit of each property for which an environmental indemnity is delivered, which concludes that there is no presence or likely presence of Hazardous Substances and that there has been no release or substantial threat of a release of Hazardous Substances in connection with such property with respect to which remedial action is recommended or required, or (c) loan guaranties to lenders in connection with nonrecourse loans made to Subsidiaries of Borrower in connection with real estate acquisitions and developments by Subsidiaries of Borrower or to entities which lease property to a Subsidiary of Borrower or who contract with a Subsidiary of Borrower to develop or operate the property, upon the condition that such guaranties are limited to the customary "carve-outs" to nonrecourse financing due to such matters as fraud, misrepresentation, waste, misappropriation of funds and similar conduct of Borrower or such Subsidiary;

          5.09 encumber, pledge, mortgage or grant a security interest in, in whole or in part, any Real Estate, Accounts, Inventory, Equipment, General Intangibles or other assets or properties now or hereafter owned or leased by Borrower or in which Borrower has an interest (except for purchase money financing or leasing arrangements used to acquire or lease office equipment, furniture, furnishings, and similar items); provided, however, Borrower may pledge, on a non-recourse basis to Borrower, Borrower's partnership, membership or ownership interest in a Subsidiary of Borrower in connection with Debt incurred by such Subsidiaries to the extent not prohibited by other provisions of this Agreement;

          5.10 enter into, or be a party to, any transaction with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms which are fully disclosed in writing to the Bank and are no less favorable to such Person than would be obtained in a comparable arm's length transaction with a person not an Affiliate;

          5.11   change its fiscal year;

          5.12 furnish the Bank any certificate or other document that contains any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in any material respect, as determined by the Bank in its sole discretion, in light of the circumstances under which it was furnished;

          5.13 directly or indirectly redeem, prepay or purchase the Securities, or any of them, in whole or in part, or make any payment of principal, premium or other amount under or pursuant to the Securities, or any of them, in whole or in part, except that, provided that no Event of Default has occurred or exists under this Agreement or the Documents, Borrower may make regularly scheduled payment of interest only pursuant to the terms set forth in the Securities and the Indenture, subject to Article Thirteen of the Indenture;

          5.14 incur, assume, take on or otherwise become obligated on any Senior Debt in addition to the Senior Debt disclosed in Schedule 1, or modify, amend or otherwise change the terms of any Senior Debt, except to the extent specifically permitted under Section 5.08 hereof;

          5.15 make any payment of principal, interest or premium (whether by redemption, purchase, retirement, defeasance or otherwise) to the Trustee or any Holder (as those terms are defined in the Indenture) with respect to the Securities upon the occurrence and during the pendency of an Event of Default under this Agreement or the Documents; or

          5.16 cause, permit or be a party to any modification, amendment or other change to the terms of any of the Capital Z Documents or of any other term, provision, document or instrument involving or relating to the Securities.


ARTICLE VI.      AFFIRMATIVE COVENANTS
                 ---------------------

          The Borrower covenants that until all Obligations of the Borrower are paid and satisfied in full, and the Bank's obligation to make advances hereunder has terminated, the Borrower will:

          6.01   furnish and deliver to the Bank:

          (A) as soon as practicable, and in any event within 120 days after the end of each fiscal year: (i) a statement of cash flows of the Borrower for such year, (ii) an income statement of the Borrower for such year, (iii) a balance sheet of the Borrower as of the end of such year; all in reasonable detail, including all footnotes, and audited by Ernst & Young LLP or other certified public accountants selected by the Borrower and reasonably acceptable to the Bank and certified by such accountants to have been prepared in accordance with GAAP, except for any inconsistencies explained in such certificate, and (iv) a copy of all Form 10-K and 8-K reports required to be filed with any Governmental Authority;

          (B) as soon as practicable, and in any event within 45 days after the end of each quarter commencing with the quarter ending September 30, 1999,
(i) a statement of cash flows of the Borrower for such quarter and the portion of the fiscal year then ended, (ii) an income statement of the Borrower for such quarter and the portion of the fiscal year then ended, (iii) a balance sheet of the Borrower as of the end of such quarter; all in reasonable detail and certified by an Authorized Borrower Representative as complete and accurate in all material respects, fairly presenting the financial condition of the Borrower and prepared in accordance with GAAP, and (iv) a copy of all Form 10-Q or 8-K reports required to be filed with any Governmental Authority, and

          (C) promptly as received or generated by Borrower, a copy of all development budgets for projects in which Borrower or any Subsidiary is involved, and of all certificates and/or other evidence of compliance with any covenants, obligations and other requirements required to be provided to any Person or Governmental Authority in connection with any Debt of Borrower or any Subsidiary of Borrower; and

          (D) concurrent with year end and quarterly fiscal statements required to be delivered hereunder, a certificate of an Authorized Borrower Representative (a) calculating Borrower's compliance (or lack thereof) with the financial covenants in Section 6.13 hereof, in reasonable detail, and (b) stating that no Event of Default has occurred and is continuing or if an Event of Default has occurred and is continuing setting forth a description of such event and the steps being taken to remedy such event;

          (E)    with   reasonable   promptness   (i)  such  other   information
materially concerning the business, properties, conditions or operations, financial or otherwise, of the Borrower, or compliance by the Borrower with any of the covenants in the Documents, and (b) copies of all documents, instruments or other agreements pertaining or relating to any Debt of the Borrower as the Bank may from time to time reasonably request;

          6.02   furnish and deliver to Bank:

          (A) immediately after the occurrence thereof, notice of any Event of Default or of any fact, condition or event that with the giving of notice or passage of time or both, could become an Event of Default, or of the failure by the Borrower to observe any of its respective undertakings hereunder;

          (B) immediately after the occurrence thereof, notice of any default under any Debt, or under any indenture, mortgage or other agreement relating thereto for which the Borrower is liable, including any default or Payment Blockage Notice pursuant to the Indenture or the Capital Z Documents, or of any fact, condition or event that with the giving of notice or passage of time or both, could become a default under any Debt, or under any indenture, mortgage or other agreement relating thereto for which the Borrower is liable, including any default or Payment Blockage Notice pursuant to the Indenture or the Capital Z Documents;

          (C) immediately after knowledge thereof, notice of any litigation or proceeding in which the Borrower is a party if an adverse decision therein is reasonably likely which would require the Borrower to pay more than $1,000,000 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance);

          (D) immediately after receipt of notice thereof, notice of the institution of any other suit or proceeding involving the Borrower that would reasonably likely materially and adversely affect the Borrower's business, properties or conditions or operations, financial or otherwise, as determined by the Bank in its sole discretion;

          (E) immediately after the occurrence thereof, notice of any other matter which has resulted in, or would reasonably likely result in, a materially adverse change in the business, properties, or the conditions or operations, financial or otherwise, of the Borrower, as determined by the Bank in its sole discretion; and

          (F) immediately upon their becoming available, Borrower shall deliver or cause to be delivered to the Bank a copy of (i) all regular or special reports or effective registration statements which Borrower, or any Subsidiary of Borrower, shall file with the U.S. Securities and Exchange
Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by Borrower, or any Subsidiary of Borrower, to all of the stockholders and bondholders of Borrower or to the financial community in general, and (iii) any written reports submitted to Borrower, or any Subsidiary of Borrower, by independent accountants in connection with any annual, interim or special audit of the financial statements of Borrower, or any Subsidiary of Borrower;

          6.03 promptly pay and discharge when due all taxes, assessments and other governmental charges imposed upon it, or upon its income, profits or property, and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that it shall not be required to pay any tax, assessment, charge or claim if so permitted by law, so long as the validity thereof shall be contested in good faith by appropriate proceedings and adequate reserves therefor in accordance with GAAP shall be maintained on its books;

          6.04 maintain its inventory, equipment, real estate and other properties in good condition and repair (normal wear and tear excepted), pay and discharge or cause to be paid and discharged when due, the costs of repairs to or maintenance of the same, and pay or cause to be paid all rental or mortgage payments due on the same except if it is in good faith contesting by appropriate proceedings such amounts due and is maintaining adequate reserves for such liability in accordance with GAAP;

          6.05 maintain and comply with leases covering real property, if any, used by it in accordance with the respective terms thereof so as to prevent any default thereunder which may result in the exercise or enforcement of any landlord's or other lien against it or its property; provided, however, that it may contest any matters in connection with such leases in good faith and by appropriate proceedings if it makes such payments as are required by law and maintains adequate reserves on its books in accordance with GAAP in connection therewith;

          6.06 maintain its corporate existence, maintain all rights, privileges, franchises, permits and approvals necessary or desirable for the continuation of its business, and comply with the requirements of all material agreements to which it is a party or by which any of its assets is bound, and all applicable Laws, including Environmental Laws, and orders of any Governmental Authority, noncompliance with which would materially adversely affect its business, properties, condition, financial or otherwise, or ability to repay its Obligations;

          6.07 keep adequate records and books of the accounts and operations of Borrower, in which complete entries will be made in accordance with its past practices and consistent with sound business practice, reflecting all of its financial transactions, and collect its accounts only in the Ordinary Course of Business;

          6.08 permit any of the Bank's representatives to examine and inspect all properties and operations of Borrower, and all books of account, records, reports and other papers and to make copies and extracts therefrom, and to discuss the Borrower's affairs, finances and accounts with its officers and employees or its independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the finances and affairs of the Borrower), all at such reasonable times and as often as may be reasonably requested and upon two (2) Business Days notice by the Bank, the costs and fees for which Borrower shall pay up to a maximum of $3,000.00 provided no Event of Default has occurred;

          6.09 at its sole cost and expense, keep and maintain all of its property and assets insured for the full insurable value thereof against loss or damage by fire, theft, explosions, sprinklers and all other hazards and risks
(i) covered by extended coverage and/or (ii) ordinarily insured against by other owners or users of properties in similar businesses. All such policies of insurance shall be in form, with insurers and in such amounts as may be reasonably satisfactory to the Bank;

          6.10 pay when due all of its Debt except if (with respect to Debt other than the Obligations hereunder) it is in good faith contesting by appropriate proceedings such amounts due and has maintained adequate reserves for such liability in accordance with GAAP;

          6.11 at the Bank's request, execute and/or deliver to the Bank, at any time or times hereafter, all Supplemental Documentation that the Bank may request, in form and substance acceptable to the Bank, and pay the costs of any recording or filing of the same;

          6.12 maintain its principal banking relationship and accounts with the Bank; and

          6.13 at all times, maintain a minimum Debt Service Coverage Ratio of 1.20:1.0 to be tested and determined by the Bank, in its sole discretion, on a quarterly basis based upon the financial and reporting requirements to be complied with by Borrower pursuant to this Article VI.


ARTICLE VII.     EVENTS OF DEFAULT
                 -----------------

          7.01 The occurrence of any of the following events or acts shall constitute an Event of Default ("Event of Default"):

          (A) The Borrower defaults in the payment of any of its Obligations or any part thereof when the same shall become due and payable, either by their terms or as otherwise herein provided.

          (B) Any Financial Statement, representation or warranty made by the Borrower herein or delivered by the Borrower pursuant hereto or otherwise made in writing by the Borrower in connection with this Agreement proves to have been false in any material respect as of the date on which it was made or deemed made, or the Borrower defaults in the performance of any of the covenants, conditions or agreements contained in this Agreement.

          (C) The Borrower fails to pay or perform under the terms of any Debt (including any Debt of Borrower in connection with the Capital Z Documents, the Securities or any other Senior Debt of Borrower) when due, or suffers to exist any other event of default giving rise to any obligation under any agreement binding the Borrower and such failure or event of default continues beyond any applicable grace period, the effect of which is to cause the Debt or such obligation to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          (D) The Borrower or any of its Subsidiaries files a petition under any section or chapter of the United States Bankruptcy Code or any similar federal or state law or regulation, the Borrower or any of its Subsidiaries admits in writing its inability to pay debts as they mature, the Borrower or any of its Subsidiaries makes an assignment for the benefit of one or more of its creditors, the Borrower or any of its Subsidiaries makes an application for the appointment of a receiver, trustee or custodian for any of its properties or assets, or the Borrower or any of its Subsidiaries files any case or proceeding for its reorganization, dissolution or liquidation or for relief from creditors; provided that any of the foregoing with respect to a Subsidiary will constitute an Event of Default only if it materially and adversely affects the ability of Borrower to perform its Obligations hereunder.

          (E) The Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, a petition under any section or chapter of the United States Bankruptcy Code or any similar federal or state law or regulation is filed against the Borrower or any of its Subsidiaries, any case or proceeding is filed against the Borrower or any of its Subsidiaries for its reorganization, dissolution or liquidation or for creditor relief, or an application is made by any Person other than the Borrower or any of its Subsidiaries for the appointment of a receiver, trustee, or custodian for any of its properties or assets, and such injunction, restraint, petition or application is not dismissed or stayed within ninety (90) days after the entry or filing thereof; provided that any of the foregoing with respect to a Subsidiary will constitute an Event of Default only if it materially and adversely affects the ability of Borrower to perform its Obligations hereunder.

          (F) The Borrower or any of its Subsidiaries conceals or removes or permits to be concealed or removed any part of its property with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers to be made a transfer of any of its property that may be fraudulent under any federal or state bankruptcy, fraudulent conveyance or similar law.

          (G) The Borrower or any of its Subsidiaries permits any of its properties or assets to be attached, seized, subjected to a writ or distress warrant, or levied upon, or to come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; provided that any of the foregoing with respect to a Subsidiary will constitute an Event of Default only if it materially and adversely affects the ability of Borrower to perform its Obligations hereunder.

          (H) The Borrower or any of its Subsidiaries suffers a final judgment for payment of money in excess of $1,000,000 which shall not be stayed on appeal and does not discharge the same within a period of thirty (30) days; provided that any of the foregoing with respect to a Subsidiary will constitute an Event of Default only if it materially and adversely affects the ability of Borrower to perform its Obligations hereunder, as determined by the Bank in its sole discretion.

          (I) A judgment creditor of the Borrower or any of its Subsidiaries obtains possession of any of its properties or assets with an aggregate value in excess of $1,000,000 by any means, including without limitation, levy, distraint, replevin or self-help; provided that any of the foregoing with respect to a Subsidiary will constitute an Event of Default only if it materially and adversely affects the ability of Borrower to perform its Obligations hereunder, as determined by the Bank in its sole discretion.

          (J) Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, report filing or other action or undertaking now or hereafter made by or with any Governmental Authority in connection with the business or operations of Borrower or any of its Subsidiaries, or with this Agreement or any other Document or any such action or undertaking now or hereafter necessary to make its business and operations or this Agreement or any other Document legal, valid, enforceable and admissible in evidence is not obtained or shall have ceased to be in full force and effect or shall have been revoked, modified or amended or shall have been held to be illegal or invalid and, as a result thereof, the ability of the Borrower to perform its Obligations hereunder is materially and adversely affected, as determined by the Bank in its sole discretion.

          (K) Any permit material to the business, operations or financial condition of the Borrower or any of its Subsidiaries shall be terminated, suspended or revoked and, as a result thereof, the ability of the Borrower to perform its Obligations hereunder is materially and adversely affected, as determined by the Bank in its sole discretion.

          (L) There shall occur any uninsured damage to, or loss, theft, or destruction of, any of the properties or assets of the Borrower in excess of $1,000,000 and, as a result thereof, the ability of the Borrower to perform its Obligations hereunder is materially and adversely affected, as determined by the Bank in its sole discretion.

          (M) A notice of lien or assessment is filed or recorded with respect to all or any of the Borrower's or any Subsidiary of the Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any times hereafter to any one of these becomes a lien or encumbrance upon any such Person's assets and the same is not released within thirty (30) days after the same becomes a lien or encumbrance and, as a result, the ability of the Borrower to perform its obligations hereunder is or could be materially and adversely affected, as determined by the Bank in its sole discretion; provided that such Person shall have the right to contest by appropriate proceedings any such lien, levy or assessment if such Person provides the Bank with a bond or indemnity satisfactory to the Bank assuring the payment of such lien, levy or assessment.

          (N) Any of the following events if such event could have a material adverse effect on the Borrower as reasonably determined by the Bank: (i) the existence of a Reportable Event, (ii) the withdrawal of the Borrower or any of its Subsidiaries, or any ERISA Affiliate from an Employee Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the occurrence of an obligation to provide affected parties with a written notice of intent to terminate an Employee Benefit Plan in a distress termination under Section 4041 of ERISA, (iv) the institution by PBGC of proceedings to terminate any Employee Benefit Plan, (v) any event or condition which would require the appointment of a trustee to administer an Employee Benefit Plan, (vi) the withdrawal of the Borrower or any of its Subsidiaries, or any ERISA Affiliate from a Multi-employer Plan, and (vii) any event that would give rise to a Lien under Section 302(f) of ERISA.

         (O) The occurrence of an "Event of Default," or similar default or event of default, howsoever defined, under the Indenture, the Note Purchase Agreement or any of the Capital Z Documents, or the issuance of a Payment
Blockage Notice referred to in the Indenture, that is not cured within applicable cure periods, if any.

          (P) The occurrence of a default or an Event of Default under any of the other Documents which is not cured within the time, if any, specified therefor in such other Document.

          7.02 Upon the occurrence of any Event of Default, and at any and all times while any Event of Default shall be continuing, the Bank shall have all rights and remedies provided by this Agreement or any other Document and by applicable law and, without limiting the generality of the foregoing, may, at its option, declare the Loan Commitment to be terminated by giving written notice thereof to the Borrower, and the Note, upon such declaration, shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. The Bank reserves all rights and remedies of the holder of Designated Senior Debt and Senior Debt pursuant to the Indenture and the Capital Z Documents. The Bank shall further have the right, without notice to the Borrower, to set off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds, accounts, deposits or amounts held in any manner for the account of the Borrower by Lender.


ARTICLE VIII.    MISCELLANEOUS
                 -------------

          8.01 No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under any other Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Document. The remedies herein provided and under any other Document are cumulative and not exclusive of any remedies provided by law.

          8.02 This Agreement and the other Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and there are no promises expressed or implied unless contained herein and therein. No amendment, modification, termination or waiver of any provision of the Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          8.03 The Borrower will pay any documentary, stamp or similar taxes payable in respect of the Documents. The Borrower will, on demand, reimburse the Bank for all expenses, including the reasonable fees and expenses of legal counsel (including, without limitation, legal assistants) for the Bank, incurred by the Bank in connection with any amendment or modification of the Documents, the administration of the Loan and the enforcement of the Documents and the collection or attempted collection of the Obligations.

          8.04 (A) For the purposes of any action or proceeding involving the Documents or any other agreement or document referred to therein, the Borrower hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Illinois and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. To the extent permitted by applicable law, the Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Document brought in any federal or state court sitting in Cook County, State of Illinois, and, to the extent permitted by law, hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (B) THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, THE NOTE, ANY OTHER OF THE DOCUMENTS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

          8.05 Any notices or consents required or permitted by this Agreement shall be in writing and shall be delivered in person or sent by certified mail, postage prepaid, return receipt requested, or delivered by, facsimile, telegram or telex, or delivered by a nationally recognized overnight express delivery service, addressed as follows, unless such address is changed by written notice hereunder:

                 If to the Borrower:    Brookdale  Living  Communities,  Inc.
                                        77 West Wacker  Drive,  Suite 4400
                                        Chicago, Illinois 60601
                                        Attn:     Darryl W. Copeland, Jr.
                                                  Executive Vice President
                                        FAX:      (312) 977-3699

                 with a copy to:        Brookdale Living Communities, Inc.
                                        77 West Wacker Drive, Suite 4400
                                        Chicago, Illinois 60601
                                        Attn:     Robert J. Rudnik
                                                  General Counsel
                                        FAX:      (312) 977-3769

                 If to the Bank:        LaSalle Bank National Association
                                        135 South LaSalle Street
                                        Chicago, Illinois 60603
                                        Attn:     David E. Heise
                                                  Assistant Vice President

Any such notice or communication shall be deemed to have been given either at the time of personal delivery, or in the case of overnight express delivery, as of the Business Day delivery was first attempted, or in the case of facsimile, telegram or telex, upon receipt or in the case of certified mail, two (2) Business Days after delivery to the United States Postal Service.

          8.06 This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          8.07 This Agreement shall become effective when it shall have been executed and delivered by the Borrower and the Bank, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

          8.08 This Agreement has been, and any other Documents will be, delivered and accepted in and shall be deemed to be, contracts made under and governed by the laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State.

          8.09 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law.

          8.10 All covenants, agreements, representations and warranties made by the Borrower herein and any and all certificates and instruments delivered by the Borrower in connection herewith shall, notwithstanding any investigation by the Bank, be deemed material and relied on by the Bank and shall survive the execution and delivery to the Bank of this Agreement, the Note and any extension or renewal thereof.

          8.11 From time to time, the Borrower will execute and deliver to Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's status and affairs.

          8.12 All Exhibits attached to this Agreement shall be deemed incorporated herein by this reference.

          8.13 Whenever under the terms of this Agreement, the time for performance of a covenant or condition falls upon a day other than a Business Day, such time for performance shall be extended to the next Business Day. Unless otherwise stated, all references herein to "days" shall mean calendar days.

          8.14 The Borrower hereby consents to the Bank's participation, sale, assignment or transfer, at any time or times hereafter of this Agreement or the Documents, or any portion hereof or thereof, without affecting the liability of the Borrower hereunder; provided, however, the Bank shall at all times act as sole agent on behalf of itself and any participant that acquires any interest in this Agreement or the Documents and shall at all times service the Loan on behalf of itself and any participant.

          IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   BORROWER:

                                   BROOKDALE LIVING COMMUNITIES, INC.



                              By:  /s/ Darryl W. Copeland, Jr.
                                   --------------------------------------
                              Print Name:    Darryl W. Copeland, Jr.
                                             ----------------------------
                              Title:         Executive Vice President
                                             ----------------------------


ATTEST:


By:       /s/ Robert J. Rudnik
     ------------------------------
Print Name:    Robert J. Rudnik
               --------------------
Title:         Secretary
               --------------------


                                   BANK:

                                   LaSALLE BANK NATIONAL ASSOCIATION



                              By:  /s/ David E. Heise
                                   --------------------------------------
                              Print Name:    David E. Heise
                                             ----------------------------
                              Title:         Assistant Vice President
                                             ----------------------------

                                    EXHIBIT A

                                      NOTE


$35,000,000.00                                                 Chicago, Illinois
                                                                  August 1, 1999



          FOR VALUE RECEIVED, BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Maker"), with its principal place of business at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, hereby promises to pay on the Maturity Date to the order of LaSALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), at its office at 135 South LaSalle Street, Chicago, Illinois 60603, or such other place as Bank may direct from time to time, in lawful money of the United States and in available funds, the principal amount of THIRTY FIVE MILLION DOLLARS ($35,000,000.00), or such lesser amount as Bank advanced to Maker hereunder which is outstanding as of the Maturity Date, as defined in that certain Loan Agreement dated the date hereof by and between Maker and the Bank (the "Loan Agreement").

          All advances under this Note shall bear interest in accordance with and be governed by the terms and provisions of the Loan Agreement. All payments received from the Maker hereunder shall be applied by the Bank in accordance with the terms of the Loan Agreement.

          The Maker may prepay the outstanding amounts of the Loan from time to time in whole or in part on any business day without penalty or premium. The Maker may reborrow any amounts prepaid, provided all conditions to the Bank's obligation to fund subsequent amounts under the Loan Agreement have been satisfied.

          This Note is issued under the Loan Agreement, and this Note and the Bank are entitled to all of the benefits, rights and remedies provided for by the Loan Agreement or referred to therein, to which Loan Agreement reference is made for a statement thereof. All capitalized terms used herein which are not defined herein, but which are defined in the Loan Agreement, shall have the meaning prescribed in the Loan Agreement.

          All unpaid amounts owing on this Note or on any other Obligations under the Loan Agreement or the other Documents immediately shall become due and payable at the option of the Bank, without notice or demand except as provided in the Loan Agreement, upon the occurrence of any Event of Default.

          Upon the occurrence of any Event of Default, and at any and all times while any Event of Default shall be continuing, the Maker hereby agrees that the Bank shall have the right, without notice to the Maker, to set off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds, accounts, deposits or amounts held in any manner for the account of the Maker by Bank.

          No clause or provision contained in this Note or any documents related hereto shall be construed or shall so operate (a) to raise the interest rate set forth in this Note above the lawful maximum, if any, in effect from time to time in the applicable jurisdiction for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind contemplated, or (b) to require the payment or the doing of any act contrary to law, but if any clause or provision contained shall otherwise so operate to invalidate this Note, in whole or in part, then (i) such clauses or provisions shall be deemed modified to the extent necessary to be in compliance with the law, or (ii) to the extent not possible, shall be deemed void as though not contained and the remainder of this Note and such document shall remain operative and in full force and effect.

          All makers and any endorsers, guarantors, sureties, accommodation parties and all other persons liable or to become liable for all or any part of the indebtedness evidenced by this Note, jointly and severally waive, to the extent permitted by law, except as otherwise provided in the Loan Agreement or the other Loan Documents, diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and also recourse or suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms of this Note, including time for payment, and further agree that any such renewals, extension or modification of the terms of this Note or the release or substitution of any security for the indebtedness under this Note or any other indulgences shall not affect the liability of any of the parties for the indebtedness evidenced by this Note. Any such renewals, extensions or modifications may be made without notice to any of said parties.

          The Maker shall be liable to the Bank for all costs and expenses incurred in connection with collection, whether by suit or otherwise, of any amount due under this Note, including, without limitation, reasonable attorneys' fees, as more fully set forth in the Loan Agreement.

          This Note shall be governed by and construed in accordance with the laws of the State of Illinois.


                                   BROOKDALE LIVING COMMUNITIES, INC.,
                                   a Delaware corporation



                              By:  /s/ Darryl W. Copeland, Jr.
                                   ----------------------------------------
                              Print Name:    Darryl W. Copeland, Jr.
                                             ------------------------------
                              Title:         Executive Vice President
                                             ------------------------------

                                   SCHEDULE 1

                   SCHEDULE OF SENIOR DEBT AND GUARANTEED DEBT
                   -------------------------------------------



                                                                                                         Amount              Last
Lender/Purpose                                                                       Amount         Drawn at 6/30/99         Draw
--------------                                                                    --------------------------------------------------
Capital Corporation of America / Heritage at Austin construction loan (A)       $  24,250,000           $ 18,094,376        11-Jun
Capital Corporation of America / Heritage at Southfield construction loan (A)      26,625,000             21,808,151        14-Jun
Guaranty Federal / Meadows of Glen Ellyn construction loan (A)                     31,125,000              8,256,314        23-Jun
Guaranty Federal / Heritage at Raleigh construction loan (A)                       29,200,000              3,538,009        24-Jun
HRPT Lease Obligation (B)
Brookdale corporate guarantee of Devonshire/Heritage loans (C)                      4,000,000
Letters of Credit (issued by LaSalle) for Battery Park and Glen Ellyn               5,370,000
Battery Park (D)



Notes
-----
(A)       Payment guaranties of construction loans.  Brookdale Living Communities,  Inc. has also issued completion  guaranties in connection with these loans.
(B)       Guaranty of lease  obligations  under a Master  Lease of four  facilities  by a  subsidiary  from Health and  Retirement
          Properties Trust.
(C)       Guaranty of  reimbursement  obligations  relating  to credit  enhancements  on these bond  issues.  Maximum  exposure of
          $4,000,000. Guaranty terminates when the amount in the principal reserve fund reaches $4,000,000.
(D)       The  construction  loan for the Battery  Park  facility is expected to close in August,  1999.  In  connection  with the closing,  Brookdale  Living  Communities,  Inc. will issue a Payment  Guaranty,  a Completion  Guaranty and an Operating
          Deficit Guaranty. The Construction Loan will be for approximately $49,500,000.



